Exhibit 99.1

News Release

Investor contact: Nicole Russell	Media Contact: Roger Hoadley
VP, Investor Relations	VP, Director of Communications
(913) 236-1880	(913) 236-1993

Waddell & Reed Names New Portfolio Manager

for Its High Income Funds

OVERLAND PARK, KS, July 9, 2014/— Waddell & Reed Financial, Inc. (NYSE: WDR) announced today that William Nelson, portfolio manager of its high income mutual funds—Ivy High Income Fund, Waddell & Reed Advisors High Income Fund, Ivy Variable Insurance Portfolio High Income, and the closed-end Ivy High Income Opportunities Fund (NYSE: IVH)—has been terminated for “cause” as set forth in his employment agreement. The Company indicated that Nelson’s termination was unrelated to his portfolio management responsibilities.

The Company named Chad Gunther, assistant portfolio manager on the high income funds and an 11-year Waddell & Reed veteran, to replace Nelson as portfolio manager on the high income portfolios.  Gunther has been assistant portfolio manager on the high income funds since 2008, and heads a six-person team responsible for the funds.

“We are confident that Chad, and the high income team, will continue to successfully manage the investment process that has led to the funds’ competitive performance over time,” said Philip J. Sanders, chief investment officer of Waddell & Reed Financial, Inc.  “This team is well-experienced, is steeped in a successful investment process, and looks forward to continuing and expanding its major role in the funds’ success.”

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the U.S. The firm had approximately $131 billion in total assets under management at March 31, 2014. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to the Ivy Funds.  Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, and InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to the Ivy Funds.

Investors should consider the investment objectives, risks, charges and expenses of a fund carefully before investing. For a prospectus, or if available, a summary prospectus, containing this and other information for any of the Waddell & Reed Advisors or Ivy Funds, call your financial advisor or visit www.waddell.com or www.ivyfunds.com.  Please read the prospectus or summary prospectus carefully before investing.

Investment return and principal value will fluctuate, and it is possible to lose money by investing. Past performance is not a guarantee of future results.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, which include, without limitation:

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          Our inability to provide sufficient capital to support new investment products;

•                                          The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2013 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2014.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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